UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

FEBRUARY 6, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2012, InVivo Therapeutics Holdings Corp. (the “Company”) filed a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) containing the following preliminary unaudited financial results for the year ended December 31, 2011:

“Preliminary Results for the Year Ended December 31, 2011

Although our financial statements as of and for the year ended December 31, 2011 are not yet available, the following information reflects our estimates of our results based on currently available information.

For the year ended December 31, 2011, we expect to report the following results:

	Estimated 12/31/2011	Actual 12/31/2010
(In millions, except for per share amounts)
Balance Sheet Data
Cash	$4.3	$9.0
Warrant liability	35.2-35.7	10.6
Stockholders’ deficit	$(30.9)-(31.4)	$(1.9)

Statement of Operations Data
Research and development	$3.8-4.3	$1.7
General and administrative	4.3-4.8	1.7

Total operating expenses	8.4-8.9	3.4
Derivative loss	(25.8)-(26.3)	(4.0)
Net loss	$(34.4)-(34.9)	$(7.9)

Net loss per share, basic and diluted	$(0.66)-(0.67)	$(0.24)

Weighted average number of common shares outstanding, basic and diluted	51.6	33.4

Research and development expenses in 2011 are expected to increase by $2.1-2.6 million over 2010, with the increase being primarily attributable to the hiring of additional personnel and an increase in costs of pre-clinical studies. General and administrative expenses in 2011 are expected to increase by $2.6-3.1 million over 2010, with the increase being primarily attributable to an increase in costs associated with operating as a public company and increases in rent, salary and benefits costs. Derivative loss in 2011 is expected to increase by $21.8-22.3 million over 2010 as a result of non-cash expense attributable to an increase in the fair value measurement of the derivative warrant liability.”

These preliminary results are unaudited and represent the Company’s estimates only, and the Company’s actual results could differ materially and adversely from those set forth above as a result of various factors, some of which are listed in the “Risk Factors” sections of the Company’s SEC filings, including, without limitation, its Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. In addition, these factors include, without limitation, the risk that additional information may arise during the Company’s close process or as a result of subsequent events that would require the Company to make adjustments to the financial information, as well as the risk that adjustments to the Company’s financial statements may be identified through the course of the Company’s independent registered public accounting firm completing its audit of the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: February 10, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer